UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2010

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

ARMOUR Residential REIT, Inc. today announced that it has closed its previously-announced public offering of 4,600,000 shares of its common stock, including the full 600,000 shares of common stock subject to the underwriters’ over-allotment option. The shares were sold at a price of $7.25 per share for gross proceeds of $33,350,000.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., acted as lead bookrunning manager and representative of the several underwriters in the offering. Macquarie Capital (USA) Inc. and Maxim Group LLC acted as co-bookrunning managers and National Securities Corporation and Boenning & Scattergood Inc. acted as co-managers in the offering.

A copy of ARMOUR’s press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2010

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 9, 2010